IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE EVOLV TECHNOLOGIES HOLDINGS, INC.

)    C.A. No. 2023-0314-LWW
)

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Evolv Technologies Holdings, Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,
IT IS HEREBY ORDERED this     day of     , 2023, that:

1.The Common Stock Increase Amendment and the New Certificate of Incorporation, including the filing and effectiveness thereof, are hereby validated and declared effective as of 11:29 a.m. (EST) on July 16, 2021.1
2.All shares of capital stock of the Company issued in reliance on the effectiveness of the New Certificate of Incorporation, including the 142,260,102 shares of Class A Common Stock issued by the Company in connection with or after the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares.
3.The above-captioned action is hereby CLOSED.

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1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

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The Honorable Lori W. Will

This document constitutes a ruling of the court and should be treated as such.
Court: DE Court of Chancery Civil Action
Judge: Lori W. Will
File & Serve Transaction ID: 69672075
Current Date: Mar 29, 2023
Case Number: 2023-0314-LWW
Case Name: In re Evolv Technologies Holdings, Inc.
Court Authorizer: Lori W. Will

Court Authorizer
Comments:
The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 29, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will